UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2016

CRAY INC.
(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Fifth Avenue, Suite 1000 Seattle, WA	98164
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (206) 701-2000
None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Cray Inc. (the “Company”) held its Annual Meeting of Shareholders on June 8, 2016 to (i) elect eight directors to the Board of Directors, each to serve a one-year term (“Election of Directors”), (ii) ratify the appointment of Peterson Sullivan LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2016 (“Auditor Ratification”), (iii) vote on the amendment and restatement of the Company’s 2013 Equity Incentive Plan (the “Plan”) to increase the number of shares of common stock authorized for issuance thereunder by 2,500,000 shares and to re-approve the performance factors under the Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (together, the “Plan Amendment and Performance Factors Vote”), and (iv) vote, on an advisory or non-binding basis, to approve the compensation of the Company’s named executive officers as described in the Company’s proxy statement relating to its 2016 annual meeting of shareholders (“Advisory Compensation Vote”). As of April 8, 2016, the record date for the Annual Meeting, there were 40,765,644 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 38,649,443 shares of common stock were represented in person or by proxy, constituting a quorum. The certified results of the matters voted on at the Annual Meeting are set forth below.

Proposal: Election of Directors

Names	For	Withheld	Broker Non-Votes
Prithviraj Banerjee	34,366,882	44,590	4,237,971
Martin J. Homlish	34,365,730	45,472	4,237,971
Stephen C. Kiely	34,133,899	277,573	4,237,971
Sally G. Narodick	34,145,176	266,296	4,237,971
Daniel C. Regis	34,307,919	103,553	4,237,971
Max L. Schireson	34,183,002	228,470	4,237,971
Brian V. Turner	34,200,775	210,697	4,237,971
Peter J. Ungaro	34,317,743	93,729	4,237,971

Proposals:
	For	Against	Abstain	Broker Non-Votes
Auditor Ratification	38,480,657	122,692	46,094	—
Plan Amendment and Performance Factors Vote	25,027,689	9,327,684	56,099	4,237,971
Advisory Compensation Vote	26,140,560	8,192,096	78,816	4,237,971

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 14, 2016

Cray Inc.

By:	/s/ MICHAEL C. PIRAINO
Michael C. Piraino Senior Vice President Administration, General Counsel and Corporate Secretary